EXHIBIT 99.1


                            EXPRESS SCRIPTS ANNOUNCES
                        ALLIANCE WITH COLE MANAGED VISION

     ST. LOUIS, June 17, 1998--Express Scripts, Inc. (NASDAQ:ESRX) announced today that it will close its PhyNet vision care subsidiary and transfer certain functions of its Express Scripts Vision Corporation unit to Cole Managed Vision, a subsidiary of Cole National Corporation (NYSE:CNJ).

     "Our alliance with Cole Managed Vision is a win-win situation for Express Scripts and our clients," said Barrett Toan, Express Scripts' president and chief executive officer. "We will be able to focus our internal resources on our pharmacy benefit management programs and closely related ancillary businesses, and ESI Vision Care's members will keep their vision benefit program and gain access to an expanded network of providers."

     "Cole's alliance with Express Scripts provides a great complement to our own direct sales force," said Dennis Osgood, president of Cole Managed Vision. "Through Express Scripts' sales organization, Cole will gain access to their existing clients and those clients thereby gain access to the premier vision care network in the country."

     Express Scripts will take a one-time, after-tax charge of approximately 6 cents per share in the second quarter of 1998 to account for costs associated with employee severance benefits and the closing of some components of its PhyNet and vision care facilities in St. Louis. According to Toan, the impact of the transaction on the company's ongoing revenues and earnings will not be material.

     ESI Vision Care's approximately 1.25 million members will retain their benefits and gain access to Cole's nationwide network of more than 3,500 providers, including Pearle Vision Centers and Sears Optical departments. Under the terms of the agreement, which is effective Sept. 1, 1998, Express Scripts will also make available to all of the clients of its pharmacy benefit management (PBM) programs a vision benefit through Cole's providers.

     Cole Managed Vision is a subsidiary of Cole National Corporation. Cole National, a leading vision care and personalization retailer, operates in the United States, Canada, Puerto Rico and the Virgin Islands, and holds a 24 percent stake in Pearle Europe, which has 490 optical stores in the Netherlands, Belgium, Germany and Austria.

     Express Scripts, Inc. is a leading specialty managed care company and the largest independent pharmacy benefit management (PBM) company in North America. Following its recent acquisition of ValueRx, the company serves thousands of clients including managed care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans. Together, Express Scripts and ValueRx manage over $4.0 billion in annual drug spend. The company provides a full range of consultative PBM services, including pharmacy network management, mail service and formulary management. The company also offers disease management programs, informed decision counseling services, medical and drug data analysis services, and infusion therapy services. Express Scripts is headquartered in St. Louis, and has additional sites in Minneapolis; Philadelphia; Albuquerque, N.M.; Tempe, Ariz.; Troy, N.Y. and Farmington Hills, Mich. More information can be found at HTTP://WWW.EXPRESS-SCRIPTS.COM AND HTTP://WWW.VALUERX.COM.

     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS RELATED TO THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS (FINANCIAL AND OTHERWISE), OR INTENTIONS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER SIGNIFICANTLY FROM THOSE PROJECTED OR SUGGESTED. FACTORS THAT MAY IMPACT THESE FORWARD-LOOKING STATEMENTS INCLUDE: RISKS ASSOCIATED WITH THE CONSUMMATION OF ACQUISITIONS, INCLUDING THE ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF ACQUIRED BUSINESSES WITH THE EXISTING OPERATIONS OF THE COMPANY, LOSS OF CLIENTS IN THE TRANSITION PROCESS AND RISKS INHERENT IN THE ACQUIRED ENTITIES' OPERATIONS; LOWER THAN EXPECTED SALES AND REVENUE GROWTH; HEIGHTENED COMPETITION; CHANGES IN PRICING OR DISCOUNT PRACTICES OF PHARMACEUTICAL MANUFACTURERS; THE ABILITY OF THE COMPANY TO CONSUMMATE CONTRACT NEGOTIATIONS WITH PROSPECTIVE CLIENTS; COMPETITION IN THE BIDDING OF PROPOSAL PROCESS; ADVERSE RESULTS IN CERTAIN LITIGATION AND REGULATORY MATTERS; THE ADOPTION OF ADVERSE LEGISLATION OR A CHANGE IN THE INTERPRETATION OF EXISTING LEGISLATION OR REGULATIONS; RISKS ASSOCIATED WITH THE DEVELOPMENT OF NEW PRODUCTS; AND OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.